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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated September 13, 1999 relating to the consolidated financial statements of The Image Bank, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial Data of The Image Bank" in such Registration Statement.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
September 27, 1999